RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2003-QS21 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS21

     $ 1,232,932                 0.00%            CLASS A-P CERTIFICATES
  -------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated November 20, 2003
                                       to
                       Prospectus dated September 25, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated November 20, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                        NUMBER OF                    PERCENT OF         AVERAGE       WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL     AVERAGE LTV
CREDIT SCORE RANGE                         LOANS         BALANCE        LOANS           BALANCE        RATIO
                                       ------------   ------------   ------------    ------------   ------------
499 or less ........................             17   $  2,242,640           1.09%   $    131,920          78.70%
500 - 519 ..........................              7        847,068           0.41         121,010          80.87
520 - 539 ..........................             13      1,539,855           0.75         118,450          80.16
540 - 559 ..........................              9      1,167,327           0.57         129,703          75.58
560 - 579 ..........................             22      2,860,835           1.39         130,038          79.08
580 - 599 ..........................             20      2,875,459           1.40         143,773          81.76
600 - 619 ..........................             33      4,894,110           2.37         148,306          77.54
620 - 639 ..........................             44      7,144,686           3.47         162,379          78.61
640 - 659 ..........................             83     13,842,952           6.72         166,783          77.42
660 - 679 ..........................             89     13,864,632           6.73         155,782          78.49
680 - 699 ..........................             92     14,653,425           7.11         159,276          76.00
700 - 719 ..........................            160     28,877,850          14.01         180,487          75.95
720 - 739 ..........................            166     27,616,085          13.40         166,362          74.47
740 - 759 ..........................            178     28,035,194          13.60         157,501          74.38
760 - 779 ..........................            126     21,293,712          10.33         168,998          74.59
780 - 799 ..........................            122     21,046,071          10.21         172,509          72.08
800 or greater .....................             78     13,120,144           6.37         168,207          69.99
                                       ------------   ------------   ------------    ------------   ------------
Subtotal with Credit Score .........          1,259   $205,922,043          99.91%   $    163,560          75.23%
Not Available ......................              1        181,162           0.09         181,162          80.00
                                       ------------   ------------   ------------    ------------   ------------
Total, Average or Weighted Average .          1,260   $206,103,205         100.00%   $    163,574          75.23%
                                       ============   ============   ============

         The minimum and maximum credit scores of the mortgage loans were 443 and 830, respectively, and the weighted average credit score of the mortgage loans was 716.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.


                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                    WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE      AVERAGE         WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
OCCUPANCY                                  LOANS         BALANCE        LOANS           BALANCE        SCORE        LTV RATIO
---------                              ------------   ------------   ------------    ------------   ------------   ------------
Primary Residence ..................            760   $145,699,804          70.69%   $    191,710            710          75.27%
Second/Vacation ....................             16      1,963,264           0.95         122,704            731          71.64
Non-Owner Occupied .................            484     58,440,136          28.35         120,744            731          75.27
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,260   $206,103,205         100.00%   $    163,574            716          75.23%
                                       ============   ============   ============

                                           PURPOSE OF THE MORTGAGE LOANS

                                                                                                    WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE      AVERAGE         WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
LOAN PURPOSE                               LOANS         BALANCE         LOANS          BALANCE        SCORE        LTV RATIO
------------                           ------------   ------------   ------------    ------------   ------------   ------------
Purchase ...........................            454   $ 68,685,798          33.33%   $    151,290            723          80.27%
Rate/Term Refinance ................            323     53,391,323          25.91         165,298            715          72.33
Equity Refinance ...................            483     84,026,085          40.77         173,967            711          72.96
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,260   $206,103,205         100.00%   $    163,574            716          75.23%
                                       ============   ============   ============

                            MORTGAGED PROPERTY TYPES

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
PROPERTY TYPE                              LOANS         BALANCE         LOANS          BALANCE        SCORE        LTV RATIO
-------------                          ------------   ------------   ------------    ------------   ------------   ------------
Single-family detached .............            849   $139,488,453          67.68%   $    164,297            714          74.55%
Two-to-four family units ...........            193     31,138,859          15.11         161,341            729          75.38
Planned Unit Developments (detached)            113     22,899,264          11.11         202,648            708          77.70
Condo Low-Rise (less than 5 stories)             61      7,106,893           3.45         116,506            727          77.94
Planned Unit Developments (attached)             18      2,203,968           1.07         122,443            705          79.48
Townhouse ..........................             14      1,390,125           0.67          99,295            716          80.53
Condo High-Rise (9 stories or more)               8      1,358,131           0.66         169,766            718          68.22
Manufactured Home ..................              2        364,739           0.18         182,370            687          95.00
Leasehold ..........................              2        152,774           0.07          76,387            719          77.98
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,260   $206,103,205         100.00%   $    163,574            716          75.23%
                                       ============   ============   ============

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
STATE                                     LOANS          BALANCE         LOANS          BALANCE        SCORE        LTV RATIO
-----                                  ------------   ------------   ------------    ------------   ------------   ------------
Alaska .............................              1   $     55,740           0.03%   $     55,740            720          50.00%
Alabama ............................             19      1,943,256           0.94         102,277            695          79.81
Arkansas ...........................              2        282,739           0.14         141,369            630          85.75
Arizona ............................             37      5,730,540           2.78         154,879            726          79.25
California .........................            171     41,934,665          20.35         245,232            738          70.33
Colorado ...........................             40      6,575,674           3.19         164,392            733          75.06
Connecticut ........................             25      5,678,629           2.76         227,145            741          64.77
District of Columbia ...............              8      1,632,085           0.79         204,011            737          73.31
Delaware ...........................              2        261,858           0.13         130,929            769          77.33
Florida ............................             92     14,251,961           6.91         154,913            707          76.38
Georgia ............................             24      3,308,756           1.61         137,865            691          76.50
Hawaii .............................              4        804,663           0.39         201,166            745          73.38
Iowa ...............................              9        829,544           0.40          92,172            715          83.47
Idaho ..............................             12      2,078,248           1.01         173,187            663          77.39
Illinois ...........................             29      4,816,559           2.34         166,088            708          75.99
Indiana ............................             25      2,398,712           1.16          95,948            683          83.69
Kansas .............................             10      1,819,114           0.88         181,911            685          75.46
Kentucky ...........................              5        558,021           0.27         111,604            701          79.66
Louisiana ..........................             16      1,958,529           0.95         122,408            673          84.09
Massachusetts ......................             24      4,196,441           2.04         174,852            712          71.79
Maryland ...........................             21      4,374,094           2.12         208,290            734          76.80
Maine ..............................              5        944,389           0.46         188,878            757          69.92
Michigan ...........................             29      4,456,525           2.16         153,673            699          75.31
Minnesota ..........................             23      4,149,957           2.01         180,433            713          74.00
Missouri ...........................             22      2,153,408           1.04          97,882            697          78.91
Mississippi ........................              5        668,990           0.32         133,798            669          78.93
Montana ............................              3        359,475           0.17         119,825            668          64.42
North Carolina .....................             28      4,333,143           2.10         154,755            681          71.82
Nebraska ...........................              3        193,912           0.09          64,637            729          84.02
New Hampshire ......................             11      1,546,884           0.75         140,626            716          74.65
New Jersey .........................             46     10,088,709           4.89         219,320            723          70.49
New Mexico .........................             12      1,438,423           0.70         119,869            722          76.35
Nevada .............................             22      2,909,792           1.41         132,263            738          75.59
New York ...........................             41      7,590,186           3.68         185,126            704          74.89
Ohio ...............................             39      3,648,026           1.77          93,539            698          82.74
Oklahoma ...........................             15      1,605,797           0.78         107,053            688          80.43
Oregon .............................             30      4,318,177           2.10         143,939            685          78.67
Pennsylvania .......................             18      1,731,793           0.84          96,211            728          83.31
Rhode Island .......................              7      1,093,070           0.53         156,153            716          75.13
South Carolina .....................             25      3,052,098           1.48         122,084            691          83.00
Tennessee ..........................             11      1,137,984           0.55         103,453            663          84.19
Texas ..............................            150     22,899,217          11.11         152,661            702          79.35
Utah ...............................             19      2,595,220           1.26         136,591            730          82.59
Virginia ...........................             54      8,084,540           3.92         149,714            733          76.29
Vermont ............................              9      1,145,578           0.56         127,286            709          75.56
Washington .........................             45      6,976,799           3.39         155,040            726          75.76
Wisconsin ..........................              9      1,125,404           0.55         125,045            725          79.00
West Virginia ......................              1         88,737           0.04          88,737            705          80.00
Wyoming ............................              2        277,142           0.13         138,571            691          93.11
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,260   $206,103,205         100.00%   $    163,574            716          75.23%
                                       ============   ============   ============

         No more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Kansas and no more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Kansas.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
DOCUMENTATION TYPE                        LOANS          BALANCE         LOANS          BALANCE        SCORE        LTV RATIO
------------------                     ------------   ------------   ------------    ------------   ------------   ------------
Full Documentation .................            518   $ 74,036,794          35.92%   $    142,928            710          80.01%
Reduced Documentation ..............            742    132,066,411          64.08         177,987            719          72.56
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,260   $206,103,205         100.00%   $    163,574            716          75.23%
                                       ============   ============   ============

         No more than 22.7% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 1.4% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                 MORTGAGE RATES

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
MORTGAGE RATES (%)                         LOANS         BALANCE         LOANS          BALANCE        SCORE        LTV RATIO
-----------------                      ------------   ------------   ------------    ------------   ------------   ------------
3.250 - 3.374 ......................              1   $    115,378           0.06%   $    115,378            443          75.00%
5.375 - 5.499 ......................              7      1,203,937           0.58         171,991            758          58.59
5.500 - 5.624 ......................              3      1,091,608           0.53         363,869            782          65.48
5.625 - 5.749 ......................              9      3,027,314           1.47         336,368            730          64.07
5.750 - 5.874 ......................             30      8,385,244           4.07         279,508            731          69.44
5.875 - 5.999 ......................             55     12,137,246           5.89         220,677            716          74.35
6.000 - 6.124 ......................             71     13,021,176           6.32         183,397            744          73.21
6.125 - 6.249 ......................             86     16,950,046           8.22         197,094            729          73.36
6.250 - 6.374 ......................            117     22,325,885          10.83         190,820            720          72.74
6.375 - 6.499 ......................            121     21,440,652          10.40         177,195            724          73.24
6.500 - 6.624 ......................            162     25,933,594          12.58         160,084            714          74.47
6.625 - 6.749 ......................             79     13,357,534           6.48         169,083            705          76.76
6.750 - 6.874 ......................            126     18,705,369           9.08         148,455            709          76.59
6.875 - 6.999 ......................            120     16,985,181           8.24         141,543            707          81.11
7.000 - 7.124 ......................             67      8,374,571           4.06         124,994            704          77.41
7.125 - 7.249 ......................             32      4,009,316           1.95         125,291            706          79.96
7.250 - 7.374 ......................             48      5,972,452           2.90         124,426            711          80.06
7.375 - 7.499 ......................             23      2,651,751           1.29         115,294            680          82.54
7.500 - 7.624 ......................             40      4,342,215           2.11         108,555            707          80.86
7.625 - 7.749 ......................             28      3,019,831           1.47         107,851            683          81.67
7.750 - 7.874 ......................             15      1,431,989           0.69          95,466            660          83.45
7.875 - 7.999 ......................             15      1,225,515           0.59          81,701            682          82.04
8.000 - 8.124 ......................              5        395,402           0.19          79,080            519          89.05
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,260   $206,103,205         100.00%   $    163,574            716          75.23%
                                       ============   ============   ============

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.4882% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                WEIGHTED
                                        NUMBER OF                  PERCENT OF       AVERAGE      AVERAGE        WEIGHTED
                                         MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT        AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
--------------------                   -----------   -----------   -----------    -----------   -----------   -----------
5.095 ..............................             7   $ 1,203,937          0.58%   $   171,991           758         58.59%
5.220 ..............................             3     1,091,608          0.53        363,869           782         65.48
5.345 ..............................             9     3,027,314          1.47        336,368           730         64.07
5.470 ..............................            30     8,385,244          4.07        279,508           731         69.44
5.595 ..............................            55    12,137,246          5.89        220,677           716         74.35
5.720 ..............................            71    13,021,176          6.32        183,397           744         73.21
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           175   $38,866,525         18.86%   $   222,094           733         71.37%
                                       ===========   ===========   ===========

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.227531930%.


                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)         LOANS         BALANCE        LOANS          BALANCE         SCORE        LTV RATIO
----------------------------------     ------------   ------------   ------------    ------------   ------------   ------------
100,000 or less ....................            431   $ 30,823,250          14.96%   $     71,516            708          76.70%
100,001 to 200,000 .................            502     71,186,752          34.54         141,806            711          77.50
200,001 to 300,000 .................            176     42,541,616          20.64         241,714            718          74.85
300,001 to 400,000 .................             89     30,890,063          14.99         347,079            729          71.65
400,001 to 500,000 .................             41     18,293,432           8.88         446,181            721          73.53
500,001 to 600,000 .................             12      6,570,813           3.19         547,568            731          71.87
600,001 to 700,000 .................              8      5,059,121           2.45         632,390            696          71.97
700,001 to 800,000 .................              1        738,158           0.36         738,158            830          63.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,260   $206,103,205         100.00%   $    163,574            716          75.23%
                                       ============   ============   ============


                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                                                       PERCENT OF        AVERAGE         AVERAGE
                                       NUMBER OF       PRINCIPAL        MORTGAGE        PRINCIPAL        CREDIT
ORIGINAL LTV RATIO (%)              MORTGAGE LOANS      BALANCE          LOANS           BALANCE          SCORE
----------------------              --------------   -------------   -------------    -------------   -------------
00.01 - 50.00 ....................              72   $  10,938,175            5.31%   $     151,919             729
50.01 - 55.00 ....................              30       5,465,695            2.65          182,190             731
55.01 - 60.00 ....................              64      11,353,960            5.51          177,406             741
60.01 - 65.00 ....................              50       9,993,923            4.85          199,878             748
65.01 - 70.00 ....................              95      17,464,505            8.47          183,837             733
70.01 - 75.00 ....................             164      28,254,932           13.71          172,286             710
75.01 - 80.00 ....................             484      84,889,827           41.19          175,392             713
80.01 - 85.00 ....................              49       6,879,994            3.34          140,408             698
85.01 - 90.00 ....................             167      19,872,418            9.64          118,997             705
90.01 - 95.00 ....................              76      10,021,012            4.86          131,855             683
95.01 - 100.00 ...................               9         968,764            0.47          107,640             740
                                    --------------   -------------   -------------    -------------   -------------
Total, Average or Weighted Average           1,260   $ 206,103,205          100.00%   $     163,574             716
                                    ==============   =============   =============

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 75.23%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                           CLASS A-P CERTIFICATES
                                                 -----------------------------------------
                                                    0%       6%      18%      24%      30%
                                                 -----    -----    -----    -----    -----
DISTRIBUTION DATE
-----------------
April 2005 ...................................     100%     100%     100%     100%     100%
April 2006 ...................................      99       93       81       75       69
April 2007 ...................................      97       86       65       56       48
April 2008 ...................................      95       79       53       42       33
April 2009 ...................................      94       73       42       31       23
April 2010 ...................................      92       67       34       23       15
April 2011 ...................................      90       62       27       17       11
April 2012 ...................................      88       57       22       13        7
April 2013 ...................................      86       52       18       10        5
April 2014 ...................................      84       48       14        7        3
April 2015 ...................................      81       44       11        5        2
April 2016 ...................................      79       40        9        4        2
April 2017 ...................................      76       36        7        3        1
April 2018 ...................................      73       33        6        2        1
April 2019 ...................................      70       29        4        1        *
April 2020 ...................................      67       26        3        1        *
April 2021 ...................................      63       23        3        1        *
April 2022 ...................................      60       21        2        1        *
April 2023 ...................................      56       18        2        *        *
April 2024 ...................................      52       16        1        *        *
April 2025 ...................................      47       14        1        *        *
April 2026 ...................................      43       12        1        *        *
April 2027 ...................................      38       10        *        *        *
April 2028 ...................................      33        8        *        *        *
April 2029 ...................................      27        6        *        *        *
April 2030 ...................................      21        5        *        *        *
April 2031 ...................................      15        3        *        *        *
April 2032 ...................................       9        2        *        *        *
April 2033 ...................................       2        *        *        *        *
April 2034 ...................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity)    17.9     10.2      4.6      3.5      2.7

-----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                               DISCOUNT MORTGAGE            NON-DISCOUNT
       ASSUMED PURCHASE PRICE                       LOANS                  MORTGAGE LOANS
------------------------------------------   ----------------------    ----------------------
Aggregate principal balance ..............   $        39,751,798.76    $       170,532,465.21
Weighted average mortgage rate ...........             5.8455804510%                   6.6418%
Weighted average servicing fee rate ......             0.2800000000%                   0.3300%
Weighted average original term to maturity
(months) .................................                      359                       359
Weighted average remaining term
to maturity (months) .....................                      339                       339

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only, Class A-3 and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%       6%      18%       24%     30%
-----------------------------------   -----    -----    -----    -----    -----
$875,671 ..........................     2.2%     4.2%    10.0%    13.5%    17.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                             AT DECEMBER 31, 1999         AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF       NO. OF       AMOUNT OF        NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN
                                  THOUSANDS)                    THOUSANDS)                   THOUSANDS)
Total Loan Portfolio .        92,149    $10,513,716        104,820    $12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days ........         1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days ........           236         28,610            372         44,459            477         64,448
90 days or more(2) ...           307         35,045            409         44,171            516         62,039

Foreclosures Pending .           273         32,685            446         55,203            602         81,640
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans         2,418    $   288,858          3,309    $   388,390          3,919    $   497,389
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%




                            AT DECEMBER 31, 2002          AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF      AMOUNT OF        NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS         LOANS           LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN              (DOLLAR AMOUNTS IN
                                 THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio .        99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days ........         2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days ........           488         63,986            526         70,816            409         51,071
90 days or more(2) ...           644         84,033            696         94,223            555         70,963

Foreclosures Pending .           769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743    $   493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                    DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                             AT DECEMBER 31, 1999         AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF       NO. OF       AMOUNT OF        NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN
                                  THOUSANDS)                    THOUSANDS)                   THOUSANDS)

Total Loan Portfolio .        37,066    $ 5,021,100         44,520    $ 6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days ........           573         83,679            742        104,823            901        131,032
60 to 89 days ........            65         11,033            118         17,904            185         29,788
90 days or more(2) ...            77         13,377            123         17,598            165         27,231

Foreclosures Pending .            80         12,263            113         19,378            198         34,074
                                        -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans           795    $   120,353          1,096    $   159,703          1,449    $   222,125
======================   ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%



                            AT DECEMBER 31, 2002          AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF      AMOUNT OF        NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS         LOANS           LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN              (DOLLAR AMOUNTS IN
                                 THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio .        45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days ........           893        131,270            934        142,682            946        161,218
60 to 89 days ........           216         33,636            216         35,031            186         26,348
90 days or more(2) ...           206         37,139            258         43,618            225         34,430

Foreclosures Pending .           251         41,335            279         44,333            268         42,461
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625    $   264,457
======================   ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:19                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS21(POOL # 4761) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4761
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HLJ6   113,769,000.00  83,856,011.25     3.500000  %  2,757,747.67
A-2     76110HLK3    84,460,000.00  84,460,000.00     4.800000  %          0.00
A-3     76110HLL1             0.00           0.00     5.750000  %          0.00
A-4     76110HLM9    83,978,000.00  24,846,363.15     5.750000  %  3,330,911.88
A-5     76110HLN7    15,000,000.00  15,961,715.96     5.750000  %          0.00
A-6     76110HLP2     3,250,000.00   3,250,000.00     5.750000  %          0.00
A-P     76110HLQ0     1,575,823.39   1,346,469.97     0.000000  %     32,955.24
A-V     76110HLR8             0.00           0.00     0.467090  %          0.00
R-I     76110HLS6           100.00           0.00     5.750000  %          0.00
R-II    76110HLT4           100.00           0.00     5.750000  %          0.00
M-1     76110HLU1     7,654,600.00   7,537,495.92     5.750000  %      7,453.60
M-2     76110HLV9     3,667,800.00   3,611,688.07     5.750000  %      3,571.48
M-3     76110HLW7     2,392,000.00   2,355,405.93     5.750000  %      2,329.19
B-1     76110HLX5       956,800.00     942,162.37     5.750000  %        931.67
B-2     76110HLY3     1,116,300.00   1,099,222.26     5.750000  %      1,086.99
B-3                   1,116,353.57   1,099,275.01     5.750000  %        772.91

-------------------------------------------------------------------------------
                  318,936,876.96   230,365,809.89                  6,137,760.63
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       244,580.03  3,002,327.70            0.00       0.00     81,098,263.58
A-2       337,840.00    337,840.00            0.00       0.00     84,460,000.00
A-3       224,094.19    224,094.19            0.00       0.00              0.00
A-4       119,055.49  3,449,967.37            0.00       0.00     21,515,451.27
A-5             0.00          0.00       76,483.22       0.00     16,038,199.18
A-6        15,572.92     15,572.92            0.00       0.00      3,250,000.00
A-P             0.00     32,955.24            0.00       0.00      1,313,514.73
A-V        89,667.90     89,667.90            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        36,117.17     43,570.77            0.00       0.00      7,530,042.32
M-2        17,306.01     20,877.49            0.00       0.00      3,608,116.59
M-3        11,286.32     13,615.51            0.00       0.00      2,353,076.74
B-1         4,514.53      5,446.20            0.00       0.00        941,230.70
B-2         5,267.11      6,354.10            0.00       0.00      1,098,135.27
B-3         5,267.36      6,040.27            0.00       0.00      1,098,187.97

-------------------------------------------------------------------------------
        1,110,569.03  7,248,329.66       76,483.22       0.00    224,304,218.35
===============================================================================

















































Run:        04/26/05     10:05:19
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS21(POOL # 4761) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4761
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     737.072588   24.239887     2.149795    26.389682   0.000000  712.832701
A-2    1000.000000    0.000000     4.000000     4.000000   0.000000 1000.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     295.867527   39.664101     1.417699    41.081800   0.000000  256.203426
A-5    1064.114397    0.000000     0.000000     0.000000   5.098881 1069.213279
A-6    1000.000000    0.000000     4.791668     4.791668   0.000000 1000.000000
A-P     854.454870   20.913029     0.000000    20.913029   0.000000  833.541841
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     984.701476    0.973741     4.718362     5.692103   0.000000  983.727735
M-2     984.701477    0.973742     4.718363     5.692105   0.000000  983.727735
M-3     984.701477    0.973742     4.718361     5.692103   0.000000  983.727735
B-1     984.701481    0.973746     4.718363     5.692109   0.000000  983.727735
B-2     984.701478    0.973744     4.718364     5.692108   0.000000  983.727735
B-3     984.701476    0.692352     4.718362     5.410714   0.000000  983.727735

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:19                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS21 (POOL #  4761)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4761
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       47,904.67
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,901.99

SUBSERVICER ADVANCES THIS MONTH                                       39,159.08
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    28   4,404,932.97

 (B)  TWO MONTHLY PAYMENTS:                                    4     543,082.92

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          8     612,027.99


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        352,744.77

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     224,304,218.34

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,360

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,833,576.80

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.73194600 %     5.89670200 %    1.36333580 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.54283300 %     6.01470438 %    1.40703350 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,422,117.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,422,117.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.50364487
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              342.10

POOL TRADING FACTOR:                                                70.32871848

Run:        04/26/05     11:15:33                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS21(POOL # 4761) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4761
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HLJ6   113,769,000.00  81,098,263.58     3.500000  %  2,734,593.34
A-2     76110HLK3    84,460,000.00  84,460,000.00     4.800000  %          0.00
A-3     76110HLL1             0.00           0.00     5.750000  %          0.00
A-4     76110HLM9    83,978,000.00  21,515,451.27     5.750000  %  4,084,827.39
A-5     76110HLN7    15,000,000.00  16,038,199.18     5.750000  %          0.00
A-6     76110HLP2     3,250,000.00   3,250,000.00     5.750000  %          0.00
A-P     76110HLQ0     1,575,823.39   1,313,514.73     0.000000  %     20,968.06
A-V     76110HLR8             0.00           0.00     0.468339  %          0.00
R-I     76110HLS6           100.00           0.00     5.750000  %          0.00
R-II    76110HLT4           100.00           0.00     5.750000  %          0.00
M-1     76110HLU1     7,654,600.00   7,530,042.32     5.750000  %     15,999.35
M-2     76110HLV9     3,667,800.00   3,608,116.59     5.750000  %      7,666.30
M-3     76110HLW7     2,392,000.00   2,353,076.74     5.750000  %      4,999.67
B-1     76110HLX5       956,800.00     941,230.70     5.750000  %      1,999.87
B-2     76110HLY3     1,116,300.00   1,098,135.27     5.750000  %      2,333.25
B-3                   1,116,353.57   1,098,187.97     5.750000  %      2,019.78

-------------------------------------------------------------------------------
                  318,936,876.96   224,304,218.35                  6,875,407.01
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       236,536.60  2,971,129.94            0.00       0.00     78,363,670.24
A-2       337,840.00    337,840.00            0.00       0.00     84,460,000.00
A-3       218,923.41    218,923.41            0.00       0.00              0.00
A-4       103,094.87  4,187,922.26            0.00       0.00     17,430,623.88
A-5             0.00          0.00       76,849.70       0.00     16,115,048.88
A-6        15,572.92     15,572.92            0.00       0.00      3,250,000.00
A-P             0.00     20,968.06            0.00       0.00      1,292,546.67
A-V        87,542.03     87,542.03            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        36,081.45     52,080.80            0.00       0.00      7,514,042.97
M-2        17,288.89     24,955.19            0.00       0.00      3,600,450.29
M-3        11,275.16     16,274.83            0.00       0.00      2,348,077.07
B-1         4,510.06      6,509.93            0.00       0.00        939,230.83
B-2         5,261.90      7,595.15            0.00       0.00      1,095,802.02
B-3         5,262.15      7,281.93            0.00       0.00      1,095,854.61

-------------------------------------------------------------------------------
        1,079,189.44  7,954,596.45       76,849.70       0.00    217,505,347.46
===============================================================================

















































Run:        04/26/05     11:15:33
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS21(POOL # 4761) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4761
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     712.832701   24.036366     2.079095    26.115461   0.000000  688.796335
A-2    1000.000000    0.000000     4.000000     4.000000   0.000000 1000.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     256.203425   48.641637     1.227641    49.869278   0.000000  207.561789
A-5    1069.213279    0.000000     0.000000     0.000000   5.123313 1074.336592
A-6    1000.000000    0.000000     4.791668     4.791668   0.000000 1000.000000
A-P     833.541842   13.306098     0.000000    13.306098   0.000000  820.235744
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     983.727734    2.090161     4.713695     6.803856   0.000000  981.637573
M-2     983.727736    2.090163     4.713695     6.803858   0.000000  981.637573
M-3     983.727736    2.090163     4.713696     6.803859   0.000000  981.637573
B-1     983.727738    2.090165     4.713691     6.803856   0.000000  981.637573
B-2     983.727737    2.090164     4.713697     6.803861   0.000000  981.637573
B-3     983.727735    1.809265     4.713695     6.522960   0.000000  981.637573

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:33                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS21 (POOL #  4761)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4761
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       46,770.05
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,495.81

SUBSERVICER ADVANCES THIS MONTH                                       34,899.75
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    28   3,269,214.20

 (B)  TWO MONTHLY PAYMENTS:                                    7   1,187,113.91

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     265,880.51


FORECLOSURES
  NUMBER OF LOANS                                                             7
  AGGREGATE PRINCIPAL BALANCE                                        621,259.42

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     217,505,347.47

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,322

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,323,542.86

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      252,324.85

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.54283300 %     6.05013300 %    1.39879400 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.32540500 %     6.18953533 %    1.44805830 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,422,117.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,422,117.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.49831234
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              341.00

POOL TRADING FACTOR:                                                68.19698918

Run:        04/07/05     11:35:29                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS21(POOL # 4761) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4761
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HLJ6   113,769,000.00  78,363,670.24     3.500000  %  2,711,639.04
A-2     76110HLK3    84,460,000.00  84,460,000.00     4.800000  %          0.00
A-3     76110HLL1             0.00           0.00     5.750000  %          0.00
A-4     76110HLM9    83,978,000.00  17,430,623.88     5.750000  %  4,539,090.31
A-5     76110HLN7    15,000,000.00  16,115,048.88     5.750000  %          0.00
A-6     76110HLP2     3,250,000.00   3,250,000.00     5.750000  %          0.00
A-P     76110HLQ0     1,575,823.39   1,292,546.67     0.000000  %     17,588.62
A-V     76110HLR8             0.00           0.00     0.463495  %          0.00
R-I     76110HLS6           100.00           0.00     5.750000  %          0.00
R-II    76110HLT4           100.00           0.00     5.750000  %          0.00
M-1     76110HLU1     7,654,600.00   7,514,042.97     5.750000  %     13,577.47
M-2     76110HLV9     3,667,800.00   3,600,450.29     5.750000  %      6,505.82
M-3     76110HLW7     2,392,000.00   2,348,077.07     5.750000  %      4,242.84
B-1     76110HLX5       956,800.00     939,230.83     5.750000  %      1,697.14
B-2     76110HLY3     1,116,300.00   1,095,802.02     5.750000  %      1,980.05
B-3                   1,116,353.57   1,095,854.61     5.750000  %      1,667.12

-------------------------------------------------------------------------------
                  318,936,876.96   217,505,347.46                  7,297,988.41
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       228,560.70  2,940,199.74            0.00       0.00     75,652,031.20
A-2       337,840.00    337,840.00            0.00       0.00     84,460,000.00
A-3       213,796.05    213,796.05            0.00       0.00              0.00
A-4        83,521.74  4,622,612.05            0.00       0.00     12,891,533.57
A-5             0.00          0.00       77,217.95       0.00     16,192,266.83
A-6        15,572.92     15,572.92            0.00       0.00      3,250,000.00
A-P             0.00     17,588.62            0.00       0.00      1,274,958.05
A-V        84,010.51     84,010.51            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        36,004.79     49,582.26            0.00       0.00      7,500,465.50
M-2        17,252.16     23,757.98            0.00       0.00      3,593,944.47
M-3        11,251.20     15,494.04            0.00       0.00      2,343,834.23
B-1         4,500.48      6,197.62            0.00       0.00        937,533.69
B-2         5,250.72      7,230.77            0.00       0.00      1,093,821.97
B-3         5,250.97      6,918.09            0.00       0.00      1,093,874.46

-------------------------------------------------------------------------------
        1,042,812.24  8,340,800.65       77,217.95       0.00    210,284,263.97
===============================================================================

















































Run:        04/07/05     11:35:29
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS21(POOL # 4761) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4761
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     688.796335   23.834604     2.008989    25.843593   0.000000  664.961731
A-2    1000.000000    0.000000     4.000000     4.000000   0.000000 1000.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     207.561789   54.050946     0.994567    55.045513   0.000000  153.510843
A-5    1074.336592    0.000000     0.000000     0.000000   5.147863 1079.484455
A-6    1000.000000    0.000000     4.791668     4.791668   0.000000 1000.000000
A-P     820.235747   11.161543     0.000000    11.161543   0.000000  809.074204
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     981.637572    1.773765     4.703680     6.477445   0.000000  979.863808
M-2     981.637574    1.773766     4.703681     6.477447   0.000000  979.863808
M-3     981.637574    1.773767     4.703679     6.477446   0.000000  979.863808
B-1     981.637574    1.773767     4.703679     6.477446   0.000000  979.863808
B-2     981.637569    1.773762     4.703682     6.477444   0.000000  979.863808
B-3     981.637573    1.493362     4.703680     6.197042   0.000000  979.863807

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:29                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS21 (POOL #  4761)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4761
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       45,289.27
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,605.74

SUBSERVICER ADVANCES THIS MONTH                                       46,905.57
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    33   5,076,560.92

 (B)  TWO MONTHLY PAYMENTS:                                    5     662,841.34

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     407,886.93


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        344,144.25

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     210,284,263.97

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,289

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 218,219.73

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,828,877.28

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      174,392.69

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.32540500 %     6.22653700 %    1.43945310 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.07524600 %     6.39051346 %    1.49525880 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,422,117.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,422,117.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.49799987
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              339.80

POOL TRADING FACTOR:                                                65.93287862

Run:        04/25/05     12:25:19                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS21(POOL # 4761) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4761
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HLJ6   113,769,000.00  75,652,031.20     3.500000  %  2,688,883.08
A-2     76110HLK3    84,460,000.00  84,460,000.00     4.800000  %          0.00
A-3     76110HLL1             0.00           0.00     5.750000  %          0.00
A-4     76110HLM9    83,978,000.00  12,891,533.57     5.750000  %  5,753,130.16
A-5     76110HLN7    15,000,000.00  16,192,266.83     5.750000  %          0.00
A-6     76110HLP2     3,250,000.00   3,250,000.00     5.750000  %          0.00
A-P     76110HLQ0     1,575,823.39   1,274,958.05     0.000000  %     42,025.57
A-V     76110HLR8             0.00           0.00     0.457354  %          0.00
R-I     76110HLS6           100.00           0.00     5.750000  %          0.00
R-II    76110HLT4           100.00           0.00     5.750000  %          0.00
M-1     76110HLU1     7,654,600.00   7,500,465.50     5.750000  %     11,110.12
M-2     76110HLV9     3,667,800.00   3,593,944.47     5.750000  %      5,323.55
M-3     76110HLW7     2,392,000.00   2,343,834.23     5.750000  %      3,471.82
B-1     76110HLX5       956,800.00     937,533.69     5.750000  %      1,388.73
B-2     76110HLY3     1,116,300.00   1,093,821.97     5.750000  %      1,620.23
B-3                   1,116,353.57   1,093,874.46     5.750000  %      1,307.83

-------------------------------------------------------------------------------
                  318,936,876.96   210,284,263.97                  8,508,261.09
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       220,651.76  2,909,534.84            0.00       0.00     72,963,148.12
A-2       337,840.00    337,840.00            0.00       0.00     84,460,000.00
A-3       208,711.73    208,711.73            0.00       0.00              0.00
A-4        61,771.93  5,814,902.09            0.00       0.00      7,138,403.41
A-5             0.00          0.00       77,587.94       0.00     16,269,854.77
A-6        15,572.92     15,572.92            0.00       0.00      3,250,000.00
A-P             0.00     42,025.57            0.00       0.00      1,232,932.48
A-V        80,145.32     80,145.32            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        35,939.73     47,049.85            0.00       0.00      7,489,355.38
M-2        17,220.98     22,544.53            0.00       0.00      3,588,620.92
M-3        11,230.87     14,702.69            0.00       0.00      2,340,362.41
B-1         4,492.35      5,881.08            0.00       0.00        936,144.96
B-2         5,241.23      6,861.46            0.00       0.00      1,092,201.74
B-3         5,241.48      6,549.31            0.00       0.00      1,092,254.15

-------------------------------------------------------------------------------
        1,004,060.30  9,512,321.39       77,587.94       0.00    201,853,278.34
===============================================================================

















































Run:        04/25/05     12:25:19
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS21(POOL # 4761) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4761
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     664.961731   23.634585     1.939472    25.574057   0.000000  641.327146
A-2    1000.000000    0.000000     4.000000     4.000000   0.000000 1000.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     153.510843   68.507587     0.735573    69.243160   0.000000   85.003256
A-5    1079.484455    0.000000     0.000000     0.000000   5.172529 1084.656985
A-6    1000.000000    0.000000     4.791668     4.791668   0.000000 1000.000000
A-P     809.074204   26.668959     0.000000    26.668959   0.000000  782.405244
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     979.863807    1.451431     4.695181     6.146612   0.000000  978.412377
M-2     979.863808    1.451431     4.695180     6.146611   0.000000  978.412377
M-3     979.863807    1.451430     4.695180     6.146610   0.000000  978.412377
B-1     979.863809    1.451432     4.695182     6.146614   0.000000  978.412377
B-2     979.863806    1.451429     4.695181     6.146610   0.000000  978.412377
B-3     979.863807    1.171520     4.695179     5.866699   0.000000  978.412377

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:19                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS21 (POOL #  4761)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4761
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       43,690.36
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,618.00

SUBSERVICER ADVANCES THIS MONTH                                       27,485.13
MASTER SERVICER ADVANCES THIS MONTH                                    1,363.31


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    21   2,777,044.70

 (B)  TWO MONTHLY PAYMENTS:                                    3     422,092.38

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     615,823.23


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        242,408.64

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     201,853,278.34

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,238

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 218,003.43

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    8,119,905.53

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      100,300.97

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.07524600 %     6.42949500 %    1.48619310 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.75610100 %     6.64757036 %    1.55547580 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,422,117.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,422,117.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.49020679
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              338.60

POOL TRADING FACTOR:                                                63.28941334